Exhibit 5.2

600 Travis, Suite 4200	Austin
Houston, Texas 77002	Beijing
713.220.4200 Phone	Dallas
713.220.4285 Fax	Houston
andrewskurth.com	London
Los Angeles
New York
The Woodlands
Washington, DC

January 3, 2011
GMX Resources Inc.
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
Gentlemen:
     We have acted as special counsel to (a) GMX Resources, Inc., an Oklahoma corporation (the “Issuer”), and (b) each of the entities listed on Schedule A attached hereto (each a “Company,” collectively, the “Guarantors,” and collectively with the Issuer, the “Companies”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities listed therein, including (i) senior debt securities (“Senior Debt Securities”) of the Issuer and (ii) subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”) of the Issuer, not to exceed U.S.$500,000,000, on terms to be determined at the time of the offering thereof. The securities referred to in the foregoing clauses (i) through (vii) are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).
     Senior Debt Securities will be issued pursuant to an Indenture dated as of October 28, 2009 (the “Senior Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Guarantees of Senior Debt Securities will be issued pursuant to the Senior Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such Guarantees and such Senior Debt Securities. Similarly, Subordinated Debt Securities will be issued pursuant to a subordinated indenture substantially in the form attached as Exhibit 4.4 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Issuer and the trustee to be named therein (the “Subordinated Debt Trustee”), as it may be amended or

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January 3, 2011

supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities. Guarantees of Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such Guarantees and such Subordinated Debt Securities.
     In arriving at the opinions expressed below, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Senior Debt Indenture and the form of the Subordinated Indenture, and (iv) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified the due incorporation, valid existence and good standing of each party to the Indentures under the laws of the jurisdiction of its organization. In addition, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions expressed in paragraphs 1 and 2 below with respect to the Securities therein referred to, we have assumed that:
     (i) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution certified and delivered, pursuant to either of the Indentures in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees are established and pursuant to which such Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto);
     (ii) the form and terms of any Debt Securities, the form and terms of any Guarantees, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto, the issuance, sale and delivery thereof by the applicable Company, and the incurrence and performance by the applicable Company of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture) in

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January 3, 2011

accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or similar instrument of any of the Companies, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Companies, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each applicable Company, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:
     1. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Issuer, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the Issuer, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.
     2. With respect to any Guarantees of any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution

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January 3, 2011

and delivery of the applicable supplement, if any, to such Indenture by the Issuer, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the Issuer, in each case in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which the Guarantees will be issued, (d) the taking by the Companies of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series, and the execution and delivery of such Guarantees, in accordance with the terms of such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer and the Guarantors, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.
     In rendering our opinions in paragraphs 1 and 2 above, we express no opinion as to (a) the enforceability of any waiver of rights under any usury or stay law, (b) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest and (c) validity, legally binding effect or enforceability of any provision of any Indenture or any related provision of the Debt Securities that requires the payment of additional interest at a rate or amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty.
     Our opinions in paragraphs 1 and 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.
     We express no opinion other than as to the laws of the State of New York.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any

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such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.
Very truly yours,
/s/ Andrews Kurth LLP

SCHEDULE A
Guarantors

State of
Incorporation or
Name of Guarantor	Organization
Diamond Blue Drilling Co.	Oklahoma
Endeavor Pipeline, Inc.	Oklahoma